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                                                                    Exhibit 16.1



February 10, 2003


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously principal accountants for Rotech Healthcare Inc. and, under the date of February 22, 2002 (except for note 2 which relates to the restatement of the financial statements and which is as of August 28, 2002), we reported on the consolidated financial statements of Rotech Healthcare Inc. (the "Company") as of December 31, 2000 and 2001 and for each of the years in the three-year period ended December 31, 2001. On December 18, 2002 our appointment as principal accountants was terminated.

We have read the Company's statements included under the heading "Change in Independent Auditors" on page 55 of its Amendment No. 2 to Form S-4 Registration Statement dated February 10, 2003 ("Prospectus"), and we agree with such statements, except we are not in a position to agree or disagree with the Company's statements (1) that the change of principal accountants was recommended by the audit committee and approved by the board of directors; (2) that effective February 10, 2003, the Company engaged the accounting firm of Deloitte & Touche, LLP ("Deloitte") as new independent accountants to audit the financial statements for the fiscal year ended December 31, 2002, (3) that the engagement of Deloitte was approved by the Company's board of directors, including the audit committee of the board of directors; and (4) that during the two most recent years and the subsequent interim period through the date of this prospectus, neither the Company, nor anyone on the Company's behalf, consulted with Deloitte regarding (i) the application of accounting principles to a specified transaction (either completed or proposed), (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any matter that was either the subject of a disagreement, as that term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to
Item 304 of Regulation S-K, or a reportable event set forth in Item 304(a)(1)(v) of Regulation S-K.

 Very truly yours,

/s/ KPMG LLP

KPMG LLP